EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AMERICAN EXCEPTIONALISM ACQUISITION CORP. A (the “Company”) on Form 10-K for the period from July 11, 2025 (Inception) through December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Steven Trieu, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2026

/s/ Steven Trieu
Steven Trieu
Chief Executive Officer
(Principal Executive Officer)